UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2008

Viad Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 N. Central Avenue, Suite 800, Phoenix, Arizona		85004-4545
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 207-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 28, 2008, the Board of Directors of Viad Corp (the "Company") approved an amendment (the "Amendment") to the Company's Bylaws, effective as of August 28, 2008. The Amendment amended Section 2.7 of Article II of the Bylaws ("Notice of Stockholder Business and Nominations") to ensure that procedures deemed appropriate and reasonable by the Company are adhered to in connection with director nominations or other business to be properly brought before an annual or special meeting by a stockholder of the Company. The Amendment also added a new Section 2.8 to Article II of the Bylaws ("Submission of Questionnaire, Representation and Agreement") to require the submission of information that will enable the Company to determine whether a proposed director nominee is qualified for election to the Company's Board of Directors and other relevant information, including conflicts of interest and director independence. With the addition of the new Section 2.8, the original provisions following Section 2.7 of Article II of the Bylaws were renumbered from Section 2.8 to Section 2.9, from Section 2.9 to Section 2.10, and from Section 2.10 to Section 2.11.

The amended Bylaws are attached hereto as Exhibit 3 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
3 - Copy of Bylaws of Viad Corp, effective as of August 28, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp

September 4, 2008	By:	/s/ G. Michael Latta

Name: G. Michael Latta
Title: Vice President - Controller (Chief Accounting Officer and Authorized Signer)

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Exhibit Index

Exhibit No.	Description

3	Copy of Bylaws of Viad Corp, effective as of August 28, 2008